Exhibit 24
POWER OF ATTORNEY
Unisys Corporation
Annual Report on Form 10-K
for the year ended December 31, 2021
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint PETER A. ALTABEF, MICHAEL M. THOMSON and GERALD P. KENNEY, and each one of them severally, his true and lawful attorneys-in-fact and agents, for such person and in such person’s name, place and stead, to sign the Unisys Corporation Annual Report on Form 10-K for the year ended December 31, 2021, and any and all amendments thereto and to file such Annual Report on Form 10-K and any and all amendments thereto with the Securities and Exchange Commission, and does hereby grant unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.
Dated: February 22, 2022

/s/ Peter A. Altabef	/s/ Deborah Lee James
Peter A. Altabef	Deborah Lee James
Chair and Chief Executive Officer	Director

/s/ Jared L. Cohon	/s/ Paul E. Martin
Jared L. Cohon	Paul E. Martin
Director	Director

/s/ Nathaniel A. Davis	/s/ Regina M. Paolillo
Nathaniel A. Davis	Regina M. Paolillo
Director	Director

/s/ Matthew J. Desch	/s/ Troy K. Richardson
Matthew J. Desch	Troy K. Richardson
Director	Director

/s/ Denise K. Fletcher	/s/ Lee D. Roberts
Denise K. Fletcher	Lee D. Roberts
Director	Director

/s/ Philippe Germond	/s/ Roxanne Taylor
Philippe Germond	Roxanne Taylor
Director	Director